SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  April 29, 2004

INTERNATIONAL FLAVORS & FRAGRANCES INC. (Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)

1-4858 (Commission File Number)	13-1432060 (I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

(212) 765-5500 (Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 12.	Results of Operations and Financial Condition

        Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. (“IFF”) dated April 29, 2004, reporting IFF’s financial results for the first quarter of 2004.

The discussion of the Company’s 2004 first quarter results and its commentary regarding expected future results include and, where indicated, exclude the impact of certain restructuring and other charges recorded in the Company’s 2003 first quarter related to the Company’s reorganization plan as well as the effects of exchange rate fluctuations, all as detailed in the attached press release. Such information is supplemental to information presented in accordance with generally accepted accounting principles (GAAP) and is not intended to represent a presentation in accordance with GAAP. In discussing its historical and expected future results and financial condition, the Company believes it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparative basis, the relative impact of the 2003 restructuring and other charges as well as ongoing exchange rate fluctuations on the Company’s operating results and financial condition. In addition, management reviews each of these non-GAAP financial performance measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance and trend performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2004	INTERNATIONAL FLAVORS & FRAGRANCES INC. By: DENNIS M. MEANY —————————————— Name: Dennis M. Meany Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of International Flavors & Fragrances Inc., dated April 29, 2004.